Exhibit 10.1

gan plc share option PLAN 2019

Adopted: 1 October 2019

Mishcon de Reya

Africa House

70 Kingsway

London WC2B 6AH

Tel: +44 20 3321 7000

Fax: +44 20 7404 5982

Ref: SD/JA/54991.2

E-mail: stephen.diosi@mishcon.com

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RULES OF THE GAN PLC SHARE OPTION PLAN 2018

1.	definitions

In these Rules (unless the context otherwise requires) the following words and phrases have the following meanings:

“Admission” means both:

(a)	the admission of all or any of the ordinary share capital of the Company to the official list maintained by the FCA in accordance with the AIM Rules; and

(b)	the admission of the same to trading on AIM;

first becoming effective;

“Admitted” means admitted to the official list maintained by the FCA and admitted to trading on AIM;

“AIM” means the Alternative Investment Market;

“AIM Rules” means the rules published by the London Stock Exchange plc (as amended from time to time) governing admission to AIM;

“Associated Company” has the meaning given to it in section 449 of the Corporation Tax Act 2010;

“Board” means the board of directors from time to time of the Company (or the directors present at a duly convened meeting of such board) or a duly authorised committee of the board;

“Commencement Date” means the date on which the Plan is approved by the Board;

“Company” means GAN PLC registered in England with registration number 3883658 and whose registered address is 125 Kensington High Street, London W8 5SF;

“Compulsory Acquisition Provisions” means the provisions contained in sections 979 to 985 of the Companies Act 2006;

“Condition” means any Performance Condition or any other objective condition determined by the Board on or prior to the Date of Grant of an Option;

“Constituent Company” means any Member of the Group which is for the time being designated by the Board as a participating company in the Plan;

“Control” has the meaning given to it by section 719 of the ITEPA 2003;

“Date of Grant” means the date on which the Board grants an Option in accordance with Rule 3.2.1;

“Dealing Code” means any code that restricts the dealing of transactions in securities by directors and certain employees of companies imposed by statute, order, regulation or Government or EU directive, or by any code adopted by the Company based on such legislation, as amended from time to time;

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“Dealing Day” means any day on which AIM is open for the transaction of business;

“Eligible Employee” means any employee or director (including, for the avoidance of doubt, non-executive directors) of a Constituent Company as the Board may determine provided that at the relevant Date of Grant no notice of termination of such employment has been served by either the employee or director concerned or his Employing Company and the employee or director in question has not ceased to hold office or employment with a Constituent Company;

“Employees’ Share Scheme” has the meaning given to it in section 1166 of the Companies Act 2006;

“Employing Company” means the Company or any Member of the Group or any Associated Company of the company by which the Participant is or, where the context so admits, was employed;

“Employment” means office or employment with any Member of the Group and “Employee” shall be construed accordingly;

“Exercise Date” means the date on which an Option is exercised;

“Exercise Price” means the price per Share at which a Participant may exercise an Option, established in accordance with Rule 4;

“FCA” means the Financial Conduct Authority (or any successor body exercising its functions under Part VI of the Financial Services and Markets Act 2000);

“Group” means the Company and its Subsidiaries from time to time;

“HMRC” means Her Majesty’s Revenue and Customs;

“Internal Reorganisation” means any compromise, arrangement or offer (including any event under Rule 11) after which, in the reasonable opinion of the Board, Control of the Company remains substantially in the hands of the same person(s) as beforehand;

“ITEPA 2003” means the Income Tax (Earnings and Pensions) Act 2003;

“London Stock Exchange” means London Stock Exchange plc or any successor company or body carrying on the business of London Stock Exchange plc;

“Market Value” means:

(a)	at any time at which the Shares are Admitted, its middle market quotation (as derived from the Daily Official List of the London Stock Exchange) on the date of exercise; or

(b)	at any other time at which the Shares are not Admitted, its market value as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992

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“Member of the Group” means the Company or any one of its Subsidiaries from time to time;

“Notice of Exercise” means a notice of exercise in such form as may be prescribed or required by the Board from time to time;

“Option” means a right to acquire Shares at the Exercise Price in accordance with the Rules;

“Option Agreement” means an agreement between the Company and an Eligible Employee which shall evidence the grant of the Option, which shall be in accordance with the Rules of the Plan and which shall be in such form as may be prescribed by the Board;

“Option Period” means the period commencing on the latest of:

(a)	the date on which the Board determines that, the Performance Period having expired, any Performance Condition has been satisfied, either in full or in part, in respect of that period or has been waived;

(b)	the date on which the Board determines that any other Condition(s) have been satisfied or waived; and

(c)	the third anniversary of the Date of Grant of an Option or such later date as the Board may on or before the Date of Grant determine;

and ending on the day preceding the tenth anniversary of the Date of Grant of an Option or such earlier date as the Board may on or before the Date of Grant determine;

“Option Tax Liability” means an amount sufficient to satisfy all United Kingdom and/or other taxes, duties, social security or national insurance contributions and any foreign equivalents or any other amounts which are required to be withheld or accounted for by a Participant’s Employing Company, the Company, any Associated Company of the Company in connection with the grant, holding and/or exercise of an Option.

“Participant” means any individual who has been granted and remains entitled to exercise a Subsisting Option or (where the context admits) the personal representatives of any such individual;

“Performance Condition(s)” means any objective condition or conditions relating to the performance of the Company and/or the Group and/or the Participant determined by the Board on or prior to the Date of Grant of an Option;

“Performance Period” means the period specified by the Board on or prior to the Date of Grant of an Option in respect of which any Performance Condition is to be measured for the purpose of determining whether or to what extent the Performance Condition has been satisfied;

“Plan” means the GAN Plc Share Option Plan 2019 as amended from time to time;

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“Restrictions” means any condition attaching to the Shares which makes the interest in the Shares restricted within the meaning of Chapter 2 of Part VII of the Act;

“Rules” means these rules as from time to time amended in accordance with their provisions by the Board or by the Company in general meeting and “Rule” shall be construed accordingly;

“Share” means a fully paid ordinary share in the capital of the Company;

“Specified Event” means any of the following:

(a)	any person obtains Control of the Company as a result of:

(i)	making a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that, if it is met, the person making the offer (or that person and others acting in concert together) will have Control of the Company; or

(ii)	making a general offer to acquire all the shares in the Company which are of the same class as the Shares.

PROVIDED THAT:

(A)	the reference in paragraph (a)(i) above to the issued ordinary share capital of the Company does not include any capital already held by the person making the offer or a person connected with that person and the reference in paragraph (a)(ii) above to the shares in the Company does not include any shares already held by the person making the offer or a person connected with that person; and

(B)	for the purposes of paragraphs (a)(i) and (ii), it does not matter if the general offer is made to different shareholders by different means; or

(b)	the Court sanctions under section 899 of the Companies Act 2006 (or other local legislation which HMRC agrees is equivalent) a compromise or arrangement applicable to or affecting:

(A)	all the ordinary share capital of the Company or all the shares of the same class as the Shares; or

(B)	all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships

(c)	any person becomes bound or entitled to acquire Shares under the Compulsory Acquisition Provisions (or other local legislation which HMRC agrees is equivalent); or

(d)	the Company passes a resolution for voluntary winding-up;

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“Subsidiary” means a company which is both under the Control of the Company and is a subsidiary of the Company (within the meaning of section 1159 of the Companies Act 2006); and

“Subsisting Option” means an Option which has neither lapsed nor been exercised;

“Vesting Period” means the period between the Date of Grant and the start of the Option Period;

“Vests” means an Option becoming exercisable in accordance with these Rules and the Option Agreement and “Vesting” and “Vested” shall be construed accordingly.

Where the context so permits, the singular shall include the plural and vice versa and the masculine gender shall include the feminine. Any reference to a statutory provision is to be construed as a reference to that provision as for the time being amended or re-enacted and shall include any regulations or other subordinate legislation made under it.

Values stated in sterling shall mean the equivalent value in the currency of the territory in which an Eligible Employee is employed determined by the Board by reference to such published rate of exchange between sterling and the said currency as may be available to the Board and which the Board in its absolute discretion determines appropriate.

2.	COMMENCEMENT AND TITLE

The Plan shall commence on the Commencement Date and shall be known as the GAN Plc Share Option Plan 2019.

3.	grant of OPTIONS

3.1	Granting of Options

3.1.1	Subject to the Rules of the Plan, the Board may decide in its absolute discretion whether to grant any Eligible Employee an Option.

3.1.2	No Eligible Employee or Employee shall be entitled as of right to have an Option granted to him.

3.1.3	The number of Shares over which an Option may be granted and the Exercise Price shall be determined by the Board in its absolute discretion but shall be subject to the limits contained in Rule 6.

3.1.4	No payment will be required in consideration for the grant of an Option.

3.1.5	No Option may be granted under the Plan later than ten years after the Commencement Date.

3.2	Timing of Grant

3.2.1	Subject to the Rules of the Plan, the Board may grant Options within the following periods:

(a)	the 42-day period commencing from (i) the Commencement Date; or

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(b)	the day after an announcement of interim or final results of the Company; or

(c)	at any other time in exceptional circumstances (but not during a closed period or any other time when the grant of an Option would be prohibited by, or in breach of, any law or regulation that is enforceable by law).]

However, no Option may be granted to a Participant if the event would be prohibited under the provisions of the AIM Rules, any relevant share Dealing Code of the Company, the City Code on Takeovers and Mergers, the Market Abuse Regulation or any other UK or overseas regulation or enactment.

3.3	Grant Process

3.3.1	An Option shall be granted by the Company entering into an Option Agreement with the Participant in such form as the Board shall decide. The Option Agreement shall state:

(a)	the Date of Grant;

(b)	the number or maximum number of Shares and the class of such Share over which the Option is granted;

(c)	the Exercise Price, or the method by which the Exercise Price is to be determined;

(d)	any Exercise Conditions to which the Option is subject;

(e)	the date of Vesting;

(f)	the Exercise Period (and any events or dates other than those stated in these Rules on which the Option may be exercised); and

(g)	the details of any Restrictions attaching to the Shares.

3.4	Rights

A Participant is not entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to an Option until the Shares are issued or transferred to the Participant.

3.5	Non-assignability of Options

No Option shall be capable of being transferred by a Participant or his personal representatives or of being mortgaged, pledged or encumbered in any way whatsoever. In the event of any breach or purported breach of this provision, the Option shall lapse immediately. This Rule 3.5 shall not prevent the personal representatives of a deceased Participant from exercising the Option in accordance with the Rules.

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4.	EXERCISE PRICE

4.1	The Exercise Price of an Option shall be determined by the Board not later than the Date of Grant and, for the avoidance of doubt, may be equal to the Market Value of a Share or any other amount (including nil).

4.2	The Exercise Price is subject to adjustment in accordance with Rule 10.

4.3	The Exercise Price shall be shown in the Option Agreement referred to in Rule 3.3 and is subject to adjustment in accordance with 10.

5.	EXERCISE of options

Normal Rule

5.1	Save as otherwise provided in the Plan, a Subsisting Option may not be exercised earlier than the date of Vesting.

Cessation of Employment

5.2	No Option may Vest or be exercised by a Participant if the event would be prohibited under the provisions of the AIM Rules, any relevant share Dealing Code of the Company, the City Code on Takeovers and Mergers, the Market Abuse Regulation or any other UK or overseas regulation or enactment.

5.3	Subject to Rule 11, if a Participant ceases to hold Employment by reason of:

5.3.1	death;

5.3.2	injury, ill-health or disability (with the agreement of the Company);

5.3.3	redundancy (with the agreement of the Company);

5.3.4	retirement (with the agreement of the Company);

5.3.5	the Employing Company ceasing to be a Member of the Group; or

5.3.6	any other reason that the Board in its discretion, acting fairly and reasonably, so permits;

the following provisions shall apply:

(a)	the Vesting Period shall be deemed to have ended on the date of cessation of Employment (which reduced period shall be referred to as the “Relevant Period”);

(b)	a Subsisting Option shall become exercisable on the later of:

(i)	the date on which the Board has determined the number of Shares in respect of which that Option is exercisable pursuant to paragraph (iii) below; and

(ii)	where that Option is subject to any other Condition(s), the date on which the Board determines that those Condition(s) have been satisfied or waived;

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and may be exercised within the period of six months (or, in the case of Rule 5.3.1 only, 12 months) from that date;

(c)	a Subsisting Option shall be exercisable in respect of:

(i)	such number of Shares as is equal to “A” where:

A = X PA (the “Formula”) where:
Y

A is the number of Shares in respect of which the Option may be exercised;

PA is the number of Shares in respect of which the Option would be exercisable calculated by reference to which the Performance Condition(s), if any, have been satisfied during the Relevant Period or, where the Board deems it impracticable to apply the Performance Condition(s) to the Relevant Period, such other period as the Board shall determine. Where there are no Performance Condition(s) PA will be equal to the number of shares in respect of which the Option was originally granted;

X is the number of days comprised in the Relevant Period; and

Y is the total number of days which would have been comprised in the Vesting Period had the Participant not ceased to be in Employment; or

(ii)	where the Board, acting fairly and reasonably, determines that the number of Shares as is equal to “A” would be inappropriate in any particular case, such higher number of Shares as it determines, provided that such number does not exceed the total number of Shares subject to that Option.

5.4	For the purposes of Rule 5, a Participant will not be treated as ceasing to hold Employment:

5.4.1	until he ceases to be an employee or director of all Members of the Group; or

5.4.2	if he recommences employment with or becomes a director of a Member of the Group within 7 days.

6.	MANNER OF EXERCISE OF OPTIONS

6.1	An Option may only be exercised in respect of a whole number of Shares, not a fraction of a Share.

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6.2	An Option shall be exercisable, in whole or in part as permitted by these Rules, by the delivery to the secretary of the Company of the following:

6.2.1	a Notice of Exercise in such form as the Board may from time to time prescribe duly completed and signed by the Participant (or his duly authorised agent); and

6.2.2	payment (in such manner as the Board shall request including, with the Participant’s consent, instructing funds to be deducted from proceeds of sale of any Shares on the Participant’s behalf and paid to the Company) in cleared funds of a sum equal to the aggregate Exercise Price for the number of Shares over which the Option is to be exercised together with any Option Tax Liability in accordance with Rule 6.9;

or by effecting exercise in such other manner as may be notified to Participants from time to time including, for the avoidance of doubt, via any online share administration portal.

6.3	The Option Agreement may set out circumstances in which an Option will be automatically exercised. If this is the case, a Participant will be deemed to have delivered to the secretary of the Company the Notice of Exercise as required by Rule 6.2.1 and the Board may effect payment of the amounts set out in Rule 6.2.2 in such manner as it determines.

6.4	The date of exercise of the Option shall be the date of receipt by the Company of the items referred to in Rule 6.2.

6.5	Subject to:

(a)	receipt of the appropriate remittance; and

(b)	the obtaining of any necessary consents from H.M. Treasury, the Bank of England or other competent authority and to the terms of any such consent;

the Board shall within 30 days of the date of exercise of an Option cause the Company to allot and issue or procure the transfer of the relevant Shares and, in the case of certificated shares, send or cause to be sent to the Participant who has exercised the Option a share certificate for the Shares in respect of which the Option is exercised. The Company may alternatively arrange for the Shares to be transferred or issued to a nominee appointed by the Company, to be held on behalf of the Participant.

6.6	Shares issued pursuant to the Plan will rank pari passu in all respects with the Shares already in issue except that they and any Shares transferred pursuant to the Plan will not rank for any dividend or other distribution of the Company paid or made by reference to a record date falling prior to the date of issue or transfer.

6.7	If and for so long as the Shares are Admitted, the Company shall as soon as practicable after any such allotment, apply to the FCA and the London Stock Exchange for permission for the same to be Admitted. Any application may be postponed at the discretion of the Board until application can be made in respect of such number of Shares as the Board considers appropriate.

6.8	The Company shall maintain sufficient unissued share capital to satisfy all rights to subscribe for Shares from time to time under Subsisting Options.

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6.9	The Company and/or the Employing Company of an Participant shall have the right, prior to the delivery of the Shares otherwise deliverable to the Participant on the exercise of an Option:

6.9.1	to require the Participant to remit to or at the direction of his Employing Company an amount sufficient to satisfy the Option Tax Liability, including, for the avoidance of doubt, such arrangements as the Company/Employing Company may require to satisfy a Group Company’s liability to employers’ national insurance contributions in respect of the exercise of an Option; and/or

6.9.2	to require the Participant to enter into or agree to enter into a valid election under Part 7 ITEPA 2003 (Employment income elections to disapply tax charge on restricted securities) or equivalent legislation outside the United Kingdom; and/or

6.9.3	to reduce the number of Shares otherwise deliverable to the Participant by an amount equal in value to the amount of the Option Tax Liability or sell a sufficient number of the Shares on behalf of the Participant to realise sale proceeds equivalent to the Option Tax Liability and remit such amount to or at the direction of his Employing Company or the Trustees in satisfaction of the liability; and/or

6.9.4	to deduct the amount of the Option Tax Liability from cash payments otherwise to be made to the Participant.

The Board may make such arrangements and determinations in this regard, consistent with the Rules, as it may in its absolute discretion consider to be appropriate.

7.	Alternative methods of settlement of options

7.1	Where an Option has been exercised, instead of delivering the number of Shares specified in the relevant Notice of Exercise, the Company may settle the exercise of an Option in any of the ways specified in Rule 7.2 to Rule 7.3

7.2	Net Settlement

The Company may settle the Option by procuring the transfer of sufficient Shares to deliver the gain net of the Exercise Price and Option Tax Liability in the following manner:

7.2.1	deduct the Exercise Price from the Market Value of a Share on the Exercise Date;

7.2.2	multiply the result by the number of Shares specified in the relevant Notice of Exercise;

7.2.3	deduct the Option Tax Liability;

7.2.4	divide by the Market Value of a Share on the Exercise Date;

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7.2.5	round down to the nearest whole number and procure the transfer of that number of Shares to the Participant, together with a cash payment of the rounding amount;

7.2.6	refund the amount of any payment the Participant has made in respect of the Exercise Price and the Option Tax Liability; and

7.2.7	settle the Option Tax Liability on the Participant’s behalf.

7.3	Cash Alternative

	7.3.1	Where an Option has been exercised, the Board may determine that, instead of allotting or transferring all or some of the Shares to which the Participant is then entitled, it shall pay to the Participant an amount in cash (the “Cash Alternative”) equal to the aggregate Market Value of the relevant number of Shares on the date of exercise less the aggregate Option Price payable in respect of those Shares.

	7.3.2	The Cash Alternative, less the amount of any Option Tax Liability, shall be paid to the Participant as soon as reasonably practicable after the Board has determined to make such a payment and shall be in full and final satisfaction of the Participant’s right to acquire the corresponding number of Shares.

	7.3.3	If the Participant has paid any amount by way of the Exercise Price of an Option and the Board determines to pay a Cash Alternative, any such sum shall be reimbursed to the Participant.

8.	LAPSE OF OPTIONS

8.1	A Subsisting Option, whenever granted, shall lapse and cease to be exercisable upon the earliest of the following:

	8.1.1	the expiry of the Option Period;

	8.1.2	the expiry of the Performance Period, if any Performance Condition(s) remain unfulfilled at that date and have not been waived, except that:

(a) where Performance Condition(s) allow for an Option to be exercisable in part on partial satisfaction of the Performance Condition(s), a Subsisting Option shall lapse only to the extent of the unexercisable part; and

(b) a Subsisting Option which is exercisable pursuant to Rule 5.3 or Rule 11.1 by reference to the Relevant Period rather than the Performance Period shall not lapse on the expiry of the original Performance Period to the extent that it is exercisable under either of those Rules;

	8.1.3	the expiry of any period within which a Condition other than a Performance Condition has to be satisfied in accordance with its terms, if such Condition remains unsatisfied at that date and has not been waived;

	8.1.4	the first anniversary of the date of death of the Participant;

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8.1.5	the expiry of any of the periods mentioned in Rules 5.3, and 5.3.6(c)(ii) except that, if the Participant dies during any such period, a Subsisting Option shall not lapse by reason of this Rule 8.1.5 until the date in Rule 8.1.4, if later;

8.1.6	the date on which the Participant ceases to hold any Employment for any reason other than those set out in Rule 5.3.1 to 5.3.6;

8.1.7	the date upon which the Participant ceases to hold Employment (or is given notice to cease) by reason of his dishonesty, fraud, misconduct or any other circumstances justifying summary dismissal;

8.1.8	the first to expire of the periods mentioned in Rule 11;

8.1.9	the date upon which the Participant is adjudicated bankrupt;

8.1.10	any breach or purported breach of Rule 3.5 by the Participant; and

8.1.11	in any other circumstances set out in the relevant Option Agreement.

9.	LIMITATIONS ON THE ISSUE OF SHARES

9.1	Subject to such adjustments as may be made in accordance with Rule 10, no Option shall be granted on any Date of Grant or any proposed Date of Grant if, as a result, the aggregate number of Shares issued or committed to be issued pursuant to grants made after Admission under the Plan and pursuant to grants or appropriations made after Admission during the ten years preceding such Date of Grant under all other Employees’ Share Schemes established by the Company would exceed fifteen per cent. of the issued ordinary share capital of the Company on that Date of Grant.

9.2	For the avoidance of doubt, Shares which have been the subject of Options or of rights granted under any other Employees’ Share Scheme which have lapsed shall not be taken into account for the purposes of this Rule 9.

9.3	For the purposes of the limit contained in Rule 9.1, the reference to Shares issued or committed to be issued shall include Shares transferred from treasury or committed to be so transferred unless institutional investor guidelines cease to require such shares to be counted.

10.	ALTERATIONS OF SHARE CAPITAL

10.1	In the event of any variation in the share capital of the Company by way of capitalisation of profits or reserves or by way of rights or any consolidation or sub-division or reduction of capital or otherwise, then the number, nominal value and description of Shares subject to any Subsisting Options, the Exercise Price and, where an Option has been exercised but, as at the date of the variation of capital referred to above, no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired, may be adjusted by the Board in such manner and with effect from such date as the Board may determine to be appropriate.

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10.2	No adjustment under Rule 10.1 shall be made which would reduce the Exercise Price of any Option to subscribe for Shares below the nominal value of a Share unless and to the extent that:

(a)	the Board is authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares subject to the Option exceeds the aggregate adjusted Exercise Price; and

(b)	the Board shall resolve to capitalise and apply such sum on exercise of that Option.

10.3	The Board shall notify Participants in such manner as it thinks fit of any adjustment made under Rule 10.1 and may call in, cancel, endorse, issue or re-issue any Option Agreement as a result of any such adjustment.

11.	TAKEOVER AND LIQUIDATIONS

11.1	If a Specified Event occurs before the expiry of the Vesting Period, Participants shall be notified and the following provisions shall apply:

	11.1.1	the Vesting Period shall be deemed to have ended on the date of the Specified Event (which reduced period shall be referred to as the “Relevant Period”);

	11.1.2	the Board shall determine as soon as practicable prior to the date of the Specified Event:

(a) the number of Shares in respect of which a Subsisting Option is exercisable pursuant to paragraph 11.1.4 below; and

(b) where that Option is subject to any other Condition(s), whether those Condition(s) have been satisfied or waived;

	11.1.3	if there are no other Condition(s) or they have been satisfied or waived, a Subsisting Option shall become exercisable immediately following the Specified Event and may be exercised until the earlier of:

(a) the expiry of the period of one month commencing on the date of the Specified Event; and

(b) the expiry of any period during which any person is bound or entitled to acquire Shares under the Compulsory Acquisition Provisions;

in respect of the number of Shares determined under paragraph 11.1.2(a) above; and

	11.1.4	unless the Board determines otherwise, a Subsisting Option shall be exercisable in respect of such number of Shares as is equal to “A” where the Formula is applied but the variable “Y” is construed as meaning the total number of days which would have been comprised in the Vesting Period had there not been a Specified Event.

11.2	For the purposes of this Rule 11 a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

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11.3	The exercise of an Option pursuant to the preceding provisions of this Rule 11 shall be subject to the provisions of Rule 5 and 6.

11.4	If a company obtains Control of the Company or becomes bound or entitled to acquire Shares as a result of a Specified Event, any Participant may by agreement with that other company (the “Acquiring Company”) within the period of one month from the date of the Specified Event release any of his Subsisting Options in consideration of the grant to him of a new option on such terms as are agreed with the Acquiring Company.

11.5	Rule 11.1 shall not apply in the case of an Internal Reorganisation, unless the Acquiring Company fails to make an offer to Participants to release Subsisting Options within one week of obtaining Control or becoming bound or entitled to acquire Shares or the Court’s sanction, in which case Rule 11.1 shall apply as if the Specified Event had occurred on the day following the end of the period of one week mentioned above.

12.	EMPLOYMENT RIGHTS

12.1	This Plan shall not form part of any contract of employment between any Member of the Group or any Associated Company of the Company and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with any such company shall not be affected by his participation in the Plan or any right which he may have to participate therein.

12.2	Participation in the Plan shall be on the express condition that:

	12.2.1	neither it nor cessation of participation shall afford any individual under the terms of his office or employment with any Member of the Group or any Associated Company of the Company any additional or other rights to compensation or damages; and

	12.2.2	no damage or compensation shall be payable in consequence of the termination of such office or employment (whether or not in circumstances giving rise to a claim for wrongful or unfair dismissal) or for any other reason whatsoever to compensate him for the loss of any rights the Participant would otherwise have had (actual or prospective) under the Plan howsoever arising but for such termination; and

	12.2.3	the Participant shall be deemed irrevocably to have waived any such rights to which he may otherwise have been entitled.

12.3	No individual shall have any claim against a Member of the Group or any Associated Company of the Company arising out of his not being admitted to participation in the Plan which (for the avoidance of all, if any, doubt) is governed entirely by the Rules.

12.4	No Participant shall be entitled to claim compensation from any Member of the Group or any Associated Company of the Company in respect of any sums paid by him pursuant to the Plan or for any diminution or extinction of his rights or benefits (actual or otherwise) under any Option held by him consequent upon the lapse for any reason of any Option held by him or otherwise in connection with the Plan and each such company shall be entirely free to conduct its affairs as it sees fit without regard to any consequences under, upon or in relation to the Plan or any Option or Participant.

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13.	ADMINISTRATION or AMENDMENT

13.1	The Board may make and vary such regulations (not being inconsistent with the Plan) as it thinks fit for the administration and implementation of the Plan. The Board’s decision on any matter concerning the Plan or its interpretation shall be final and binding.

13.2	The Plan shall be administered under the direction of the Board who may at any time and from time to time by resolution and without other formality delete, amend or add to the Rules of the Plan in any respect provided that:

	13.2.1	no deletion, amendment or addition shall operate to affect adversely in any way any rights already acquired by a Participant under the Plan without the approval of the majority of the affected Participants first having been obtained; and

	13.2.2	no deletion, amendment or addition to the advantage of Participants may be made to any of the provisions of the Plan relating to:

		(a)	eligibility;

		(b)	the limitations on the number or amount of Shares, cash or other benefits subject to the Plan;

		(c)	the maximum entitlement of any one Participant;

		(d)	the basis for determining a Participant’s entitlement to, and the terms of, Shares, cash or other benefits to be provided under the Plan and for the adjustment thereof (if any) in the event of a capitalisation issue, rights issue or open offer, sub-division or consolidation of Shares or reduction of capital or any other variation of capital;

except with the prior approval of the Company in general meeting, unless the deletion, amendment or addition is minor and to benefit the administration of the Plan, to obtain or maintain HMRC approval of the Plan, to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Member of the Group or any Associated Company of the Company or to take into account existing or proposed legislation.

13.3	Notwithstanding anything to the contrary contained in these Rules, the Board may at any time by resolution and without further formality establish further plans or sub-plans to apply in overseas territories governed by rules similar to these Rules but modified to take account of local tax, exchange control or securities laws, regulation or practice provided that any Shares made available under any such plan shall be treated as counting against any limits on overall or individual participation in the Plan.

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13.4	The Board’s decision on any matter relating to the interpretation of the Rules and any other matters concerning the Plan (including the rectification of errors or mistakes of procedure or otherwise) shall be final and binding.

13.5	Any notice or other communication under or in connection with the Plan may be given:

	13.5.1	by the Company to an Eligible Employee or Participant either personally or sent to him at his place of work by electronic mail or by post addressed to the address last known to the Company (including any address supplied by the relevant Constituent Company or any Subsidiary) or sent through the Company’s internal postal service; and

	13.5.2	to the Company either personally or by post to the secretary of the Company.

Items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting. Items send by electronic mail shall be deemed to have been received at the expiration of 24 hours from when they were sent.

13.6	The Company shall bear the costs of setting up and administering the Plan. However, the Company may require any Constituent Company to reimburse the Company for any costs borne by the Company directly or indirectly in respect of such Constituent Company’s officers or employees.

13.7	The Company shall maintain all necessary books of account and records relating to the Plan.

13.8	The Board shall be entitled to authorise any person to execute on behalf of a Participant, at the request of the Participant, any document relating to the Plan, in so far as such document is required to be executed pursuant hereto.

13.9	The Company may send copies to Participants of any notice or document sent by the Company to the holders of Shares.

13.10	If any Option Agreement shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.

14.	data protection

For the purpose of operating the Plan, the Company and/or any Member of the Group will collect and process information relating to Participants in accordance with the privacy notice which is available on request.

15.	EXCLUSION OF THIRD PARTY RIGHTS

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Plan nor to any Option granted under it and no person other than the parties to an Option shall have any rights under it nor shall it be enforceable under that Act by any person other than the parties to it.

16.	TERMINATION OF THE PLAN

The Board or the Company in general meeting may resolve at any time that no Options or further Options shall be granted under the Plan and in any event no Options may be granted under the Plan on or after the tenth anniversary of the Commencement Date provided that this Rule shall not affect the subsisting rights of Participants.

17.	GOVERNING LAW

These Rules and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to these Rules or their formation (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

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Schedule 1

The GAN Plc Company Share Option Plan 2018 (“CSOP”)

This tax-advantaged Schedule applies to any grant of CSOP Options specified as having been granted with the intention of meeting the requirements of Schedule 4 of the Income Tax (Earnings and Pensions) Act 2003.

CSOP Options may be granted under this tax-advantaged Schedule in accordance with such provisions as would be applicable if the provisions of the Rules of the Plan applied to them, subject to the following modifications:

“Act” means the Income Tax (Earnings and Pensions) Act 2003;

The definition of “Associated Company” shall be deleted and replaced with:

“Associated Company” has the meaning given to it in paragraph 35of Schedule 4;

“CSOP Option” means a company share option plan (“CSOP”) Option intended to meet the requirements of Schedule 4 of the Income Tax (Earnings and Pensions) Act 2003;

“Material Interest” has the meaning given in paragraph 9 of Schedule 4;

“Non-UK Company Reorganisation Arrangement” has the meaning given to it in paragraph 35ZA of Schedule 4 to the Act;

“Schedule 4” means Schedule 4 to ITEPA 2003;

“Schedule 4 CSOP scheme” means a company share option scheme which meets the requirements of Schedule 4 to the Act;

The definition of “Share” shall be amended and replaced with:

“Share” means a fully paid ordinary share in the capital of the Company which satisfies the conditions that meet the requirements of paragraphs 16 to 18 and paragraph 20 of Schedule 4;

The definition of “Specified Event” shall be extended to additionally cover:

(a)	a Non-UK Company Reorganisation Arrangement applicable to or affecting:

	(i)	all the ordinary share capital of the Company or all the shares of the same class as the Shares; or

	(ii)	all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 4 CSOP scheme;

becomes binding on the shareholders covered by it;

The definition of “Subsisting Option” shall be amended and replaced with:

“Subsisting CSOP Option” means a CSOP Option which has neither lapsed nor been exercised;

“Unapproved Option” means an Option granted in accordance with the Rules of the Plan and not in accordance with the Rules of this tax-advantaged Schedule.

1.	Granting of Options

The following shall be inserted as a new Rule 3.3.6:

No Option may be granted to any individual who

(a) is ineligible to participate in the Plan by virtue of paragraph 8 of Schedule 4 to the Act; or

(b) has, or has within 12 months preceding the proposed Date of Grant of that Option had, a Material Interest in a close company as provided in paragraph 9 of Schedule 4 to the Act.

2.	Grant Process

The following shall be inserted as a new Rule 3.3.1(h):

If it is intended that the Option qualifies as CSOP Option, then the Option Agreement should states that the CSOP Option is granted under the provisions of Schedule 4 of the Act.

3.	Individual Limits

The following shall be inserted as a new Rule 3.6:

The grant of any share option intended to be a CSOP Option (a “New Option”) shall be limited and take effect so that the total Market Value (at the relevant Dates of Grant) of Shares subject to all Subsisting CSOP Options held by the relevant Eligible Employee and the New Option does not exceed £30,000 (or any other amount specified in paragraph 6 of Schedule 4 at the relevant time) and to the extent that any grant of New Option(s) would otherwise exceed this limit that part of such grant that exceeds such limit shall be treated as being an Unapproved Option.

4.	Exercise Price

Rule 4.1 shall be replaced with the following:

The Exercise Price of an Option shall be determined by the Board not later than the Date of Grant. The Exercise price shall not be less than the higher of:

	4.1.1	the nominal value of a Share; and

	4.1.2	the Market Value of a Share.

5.	Method of Exercise

Rule 6.3 shall apply to CSOP Options but only to the extent permitted under Schedule 4.

6.	The following shall be inserted as a new Rule 6.9:

Notwithstanding anything contained in these Rules, no Option may be exercised by any Participant who has, or has within 12 months preceding the date of such exercise had, a Material Interest.

7.	Alternative Methods of Settlement of Options

Rule 8 shall not apply to CSOP Options granted under this Schedule 1.

8.	Alterations of Share Capital

Rule 10.1 shall be deleted and replaced with the following:

In the event of any variation in the share capital of the Company by way of capitalisation of profits or reserves or by way of rights or any consolidation or sub-division or reduction of capital or otherwise, then the number, nominal value and description (but not the class) of Shares subject to any Subsisting CSOP Options, the Exercise Price and, where a CSOP Option has been exercised but as at the date of the variation of capital referred to above no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired, may be adjusted by the Board in such manner and with effect from such date as the Board may determine to be appropriate provided always that at any time at which the Plan is a Schedule 4 CSOP scheme, any such adjustment complies with the requirements of paragraph 22 of Schedule 4 to the Act.

9.	Takeovers and Liquidation

The following shall be inserted as a new Rule 11.5:

If, in consequence of a person obtaining Control of the Company as a result of a Specified Event (the obtaining of Control being a “Relevant Event”), Shares will no longer meet the requirements of Part 4 of Schedule 4 to the Act, a CSOP Option shall become exercisable immediately following the Relevant Event and may (subject to any agreement pursuant to Rule 10) be exercised in accordance with Rule 11.1 but only until the expiry of the period of 20 days commencing on the date of the Relevant Event, provided that any such exercise is at a time which is compliant with paragraph 25A (7D) of Schedule 4 to the Act.

10.	The following shall be inserted as a new Rule 11.6:

If the Company expects a Specified Event to occur otherwise than in connection with a voluntary winding-up or an Internal Reorganisation, CSOP Options may be exercised in accordance with Rule 11.1 but only for a period of 20 days ending with the date of the relevant Specified Event (the “Relevant Date”). If the Relevant Date does not fall during the period of 20 days beginning with the date of the purported exercise, the Option shall be treated as not having been exercised.

11.	The following shall be inserted as a new Rule 11.7:

If a company (the “Acquiring Company”):

	11.7.1	obtains Control of the Company as a result of:

		a)	making a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that, if it is met, the person making the offer will have Control of the Company; or

b)	making a general offer to acquire all the shares in the Company which are of the same class as the Shares which may be acquired by the exercise of Options; or

c)	obtains Control of the Company as a result of a compromise or arrangement sanctioned by the court under section 899 of the Companies Act 2006 (or other local legislation which HMRC agrees is equivalent) including in the case of an Internal Reorganisation; or

d)	obtains Control of the Company as a result of a Non-UK Company Reorganisation Arrangement becoming binding on the shareholders covered by it; or

e)	becomes bound or entitled to acquire shares in the Company under the Compulsory Acquisition Provisions (or other local legislation which HMRC agrees is equivalent);

any Participant may, within the relevant period set out in paragraph 26(3) of Schedule 4 to the Act, by agreement with the Acquiring Company release any Subsisting CSOP Option (the “Old Option”) in consideration of the grant to him of a new option (the “New Option”) which satisfies the following conditions:

(a)	the New Option shall be over shares in the Acquiring Company (or another company which satisfies sub-paragraph (b) or (c) of paragraph 16 of Schedule 4 to the Act in relation to the Acquiring Company) which satisfy the conditions specified in paragraphs 16 to 20 inclusive of Schedule 4 to the Act;

(b)	the New Option shall be a right to acquire such number of such shares in the Acquiring Company (or such other company) as shall have on the grant of the New Option an aggregate Market Value equal to the aggregate Market Value of the Shares subject to the Old Option immediately before its release and for this purpose Market Value shall be ascertained by the application of Rule 4.2 as if references to the Date of Grant were references to the date of release of the Old Option and grant of the New Option and references to the Board were references to the board of directors of the Acquiring Company;

(c)	the New Option shall have an aggregate price payable on complete exercise equal to the aggregate price which would have been payable on complete exercise of the Old Option; and

(d)	the New Option shall be otherwise identical in terms to the Old Option;

and the New Option shall, for all other purposes of the Plan, be treated as having been acquired at the same time as the Old Option in consideration of the release of which it is granted. In relation to a New Option and where appropriate in the context of that New Option:

(a)	the Rules shall be construed as if references to the “Company” were references to the Acquiring Company (or such other company whose shares are subject to the New Option); and

(b)	the Rules shall be construed as if references to “Shares” were references to shares in the Acquiring Company (or such other company whose shares are subject to the New Option).

12.	Administration and Amendment

The following shall be inserted as a new Rule 13.2(c):

no alteration to a key feature (as that term is defined in paragraph 28B(8) of Schedule 4 to the Act) of the Plan shall have effect at any time at which the Plan is and is intended to remain a Schedule 4 CSOP scheme where such an alteration would cause the Plan to cease to be a Schedule 4 CSOP scheme;

13.	Rule 13.3 shall be amended and replaced with the following:

Subject to Rule 13.2(c) and notwithstanding anything to the contrary contained in these Rules, the Board may at any time by resolution and without further formality:

(a) amend the Plan in any way to the extent necessary to obtain or maintain the status of the Plan as a Schedule 4 CSOP scheme or any other governmental or regulatory body pursuant to any present or future United Kingdom legislation; and

(b) establish further plans or sub-plans to apply in overseas territories governed by rules similar to these Rules but modified to take account of local tax, exchange control or securities laws, regulation or practice provided that any Shares made available under any such plan shall be treated as counting against any limits on overall or individual participation in the Plan.